EXHIBIT 16.3

                   LETTER ON CHANGE OF CERTIFYING ACCOUNTANTS

\                                 ABBATE + MEGALE
                        Certified Public Accountants, LLP

                 827 Wantagh Avenue, Suite 1, Wantagh, NY 11793
(516) 796-0900                                                 (516) 796-7114
================================================================================



March 30, 2004

Securities and Exchange Commission
Washington, D.C.  20549

Re:  Sign Media Systems, Inc.

We have reviewed Sign Media Systems, Inc. letter to us dated March 23, 2004 regarding the circumstances of their discharge of us as their independent accountants, a copy of which is attached hereto.

We agree with Sign Media Systems, Inc.'s statement of the facts surrounding their discharge of us as their independent accountants.


Sincerely,

/S/ Kenneth De Marinis

Kenneth DeMarinis, C.P.A.
Abbate & Megale
Certified Public Accountants, LLP

                            SIGN MEDIA SYSTEMS, INC.
                                2100 19TH STREET
                                  SARASOTA, FL
                               PHONE: 941.330.0336
                                FAX: 941.330.0252


March 30, 2004

Abbate + Megale
Certified Public Accountants
827 Wantagh Avenue, Suite 1
Wantagh, NY  11793

Via Fax:  516-796-7114

Re:      Filing Amended Form 10 S-B

Gentlemen:

We are preparing to file Amended Form 10 S-B pursuant to Section 12(g) of the Securities Exchange Act of 1934 with the Securities and Exchange Commission ("SEC"). Item 304 of Regulation S-B promulgated by the SEC requires that we explain the circumstances surrounding our replacing you as our independent auditors with our new independent auditors, Bagell, Josephs & Company, L.L.C. What follows is the exact wording we are using in our Amended Form 10 S-B to describe the facts surrounding the change in accountants.

         ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         In May of 2002, we retained the accounting firm of Abbate & Megale Certified Public Accountants, LLP ("Abbate & Megale") of 827 Wantagh Avenue, Suite 1, Wantagh, NY 11793 to act as our independent auditors. Abbate & Megale audited our financial statements for the period January 28, 2002 (inception), through December 31, 2002, and issued their independent auditors' report on those statements for that period (the "Abbate & Megale Report"). On October 15, 2003, our Board of Directors voted to discharge Abbate & Megale. The reason for their discharge was that the Board of Directors determined it to be in our best interest to retain an independent accounting firm that had public accounting experience and that regularly practiced before the Securities and Exchange Commission ("SEC"). Our Board of Directors determined that Abbate & Megale did not have public accounting experience and did not regularly appear before the SEC and discharged them for that reason and for no other reason.

         The Abbate & Megale Report contained no adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was recommended to our Board of Directors by management and was approved by our Board of Directors. There were no disagreements with Abbate & Megale on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. From January 28, 2002 (inception) to December 31, 2002 and the subsequent interim periods through October 15, 2003 there were no disagreements with Abbate & Megale on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Abbate & Megale, would have caused Abbate &Megale to make reference to such matter of the disagreement(s) in connection with its reports.

         On October 15, 2003, we engaged the independent accounting firm of Bagell, Josephs & Company, L.L.C. ("Bagell, Josephs") of High Ridge Commons, Suites 400-403, 200 Haddonfield Berlin Road, Gibbsboro, New Jersey 08026 to audit our financial statements. The engagement of Bagell, Josephs was approved by our Board of Directors. There are no disagreements with Bagel, Josephs.

         Although we discharged Abbate & Megale on October 15, 2003, we neglected to request written confirmation of the above factual basis for their discharge and lack of disagreements until March, 2004.

Item 304 of Regulation S-B requires us to request you to furnish a letter addressed to the Securities and Exchange Commission, Washington, D.C. 20549 stating whether you agree with the statements we propose to make in the Amended Form 10 S-B and, if not, stating the respects in which you do not agree. Please provide us with the requested letter as soon as possible as we need to file it as an exhibit to our Amended Form 10 S-B. Please send the letter directly to us and not the SEC as it must be included in the Amended Form 10 S-B.

Thank you for your consideration in this matter.

Sincerely,

/S/  Antonio F. Uccello, III

Antonio F. Uccello, III
President and Chief Executive Officer